Exhibit 5.1


                        OPINION OF PILLSBURY WINTHROP LLP



                             PILLSBURY WINTHROP LLP
                                50 Fremont Street
                             San Francisco, CA 94105



January 4, 2005


Headwaters Incorporated
10653 South River Front Parkway, Suite 300
South Jordan, Utah 84095

Ladies and Gentlemen:

We are acting as counsel to Headwaters Incorporated, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended ("Rule 415," and the "Securities Act") by the Company of shares of its common stock, $0.001 par value per share ("Common Stock" or "Securities") on terms to be determined at the time of sale, having an initial public offering price of up to U.S.$175,000,000 or the equivalent thereof in any other currency or currency unit. The Securities are to be sold pursuant to a Registration Statement, Registration on Form S-3 filed by the Company with the Securities and Exchange Commission on January 4, 2005 under the Securities Act (together with any amendments or supplements thereto, the "Registration Statement").

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed the signatures on all documents examined by us are genuine, which assumption we have not independently verified.

Based upon the foregoing, we are of the opinion that:

When (a) the Board of Directors or a duly authorized committee of the Board (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Common Stock and related matters and
(b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock will be duly authorized, legally issued, fully paid and nonassessable.

In connection with our opinions expressed above, we have assumed that (i) at or prior to the time of the delivery of any Security by the Company, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
(iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby; (iv) the authorization of such Security offered thereby will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security; (v) all Securities

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will be issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; and (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above with the Securities and Exchange Commission and to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,


/s/ Pillsbury Winthrop LLP